Exhibit 99.8
SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in the shares of Common Stock effected by the Reporting Persons since the filing of Amendment No. 7 on July 1, 2025. All such transactions were effected in the open market through a broker.

Reporting Person	Title of Security	Date of Transaction	Nature of Transaction	Quantity	Price
VLFM	Common Stock	07/09/2025	Buy	5,435	$ 45.0712
VGEII	Common Stock	07/15/2025	Sell	272	$47.4083(1)
VLFM	Common Stock	07/15/2025	Sell	4,948	$47.4083(1)
VGOL	Common Stock	07/15/2025	Sell	2,202	$47.4083(1)
Opportunities Fund	Common Stock	07/15/2025	Sell	96,445	$47.4083(1)
VGEM	Common Stock	07/15/2025	Sell	13,320	$47.4083(1)
VGEII	Common Stock	07/16/2025	Sell	645	$47.3014(2)
VLFM	Common Stock	07/16/2025	Sell	11,734	$47.3014(2)
VGOL	Common Stock	07/16/2025	Sell	5,222	$47.3014(2)
Opportunities Fund	Common Stock	07/16/2025	Sell	210,876	$47.3014(2)
VGEM	Common Stock	07/16/2025	Sell	31,590	$47.3014(2)
VGEII	Common Stock	07/18/2025	Sell	136	$47.2337(3)
VLFM	Common Stock	07/18/2025	Sell	6,503	$47.2337(3)
VGOL	Common Stock	07/18/2025	Sell	1,107	$47.2337(3)
Opportunities Fund	Common Stock	07/18/2025	Sell	44,666	$47.2337(3)
VGEM	Common Stock	07/18/2025	Sell	6,691	$47.2337(3)
VGEII	Common Stock	07/21/2025	Sell	90	$47.2747
VLFM	Common Stock	07/21/2025	Sell	1,573	$47.2747
VGOL	Common Stock	07/21/2025	Sell	728	$47.2747
Opportunities Fund	Common Stock	07/21/2025	Sell	29,400	$47.2747
VGEM	Common Stock	07/21/2025	Sell	4,404	$47.2747
VGEII	Common Stock	07/23/2025	Sell	33	$47.0102
VLFM	Common Stock	07/23/2025	Sell	576	$47.0102
VGOL	Common Stock	07/23/2025	Sell	266	$47.0102
Opportunities Fund	Common Stock	07/23/2025	Sell	10,762	$47.0102
VGEM	Common Stock	07/23/2025	Sell	1,613	$47.0102
VGOL	Common Stock	07/25/2025	Sell	2,247	$45.61
VLFM	Common Stock	07/25/2025	Buy	3,933	$45.7165(4)
VGEII	Common Stock	07/28/2025	Sell	61	$47.0178
VLFM	Common Stock	07/28/2025	Sell	1,114	$47.0178
VGOL	Common Stock	07/28/2025	Sell	472	$47.0178
Opportunities Fund	Common Stock	07/28/2025	Sell	20,028	$47.0178
VGEM	Common Stock	07/28/2025	Sell	3,001	$47.0178
VGEII	Common Stock	07/31/2025	Sell	30	$47.007
VLFM	Common Stock	07/31/2025	Sell	547	$47.007
VGOL	Common Stock	07/31/2025	Sell	231	$47.007
Opportunities Fund	Common Stock	07/31/2025	Sell	9,823	$47.007
VGEM	Common Stock	07/31/2025	Sell	1,471	$47.007
VGEII	Common Stock	08/04/2025	Sell	1,267	$47.6756(5)
VLFM	Common Stock	08/04/2025	Sell	23,055	$47.6756(5)
VGOL	Common Stock	08/04/2025	Sell	9,754	$47.6756(5)
Opportunities Fund	Common Stock	08/04/2025	Sell	211,131	$47.6756(5)
VGEM	Common Stock	08/04/2025	Sell	62,071	$47.6756(5)

(1) This transaction was executed in multiple trades at prices ranging from $47.3869 to $47.4098, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(2) This transaction was executed in multiple trades at prices ranging from $47.1708 to $47.5001, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(3) This transaction was executed in multiple trades at prices ranging from $47.004 to $47.2594, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(4) This transaction was executed in multiple trades at prices ranging from $45.61 to $45.905, inclusive. The price reported above reflects the weighted average purchase price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock purchased at each separate price within the range set forth herein.

(5) This transaction was executed in multiple trades at prices ranging from $47.48 to $47.8449, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.